Exhibit 10.2

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (this “First Amendment”) is made as of August 20, 2025, but made retroactively effective as of February 25, 2025 (the “First Amendment Effective Date”), by and between 611 GATEWAY CENTER LP, a Delaware limited partnership (“Landlord”), and RIGEL PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

RECITALS

A.Landlord and Tenant are parties to that certain Lease Agreement dated as of February 25, 2025 (the “Lease”).  Pursuant to the Lease, Tenant leases certain premises containing approximately 13,670 rentable square feet, commonly known as Suite 900, in that certain building located at 611 Gateway Boulevard, South San Francisco, California, as more particularly described in the Lease.  Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B.Landlord and Tenant desire to amend the Lease to correct certain clerical errors relating to the rentable square footages of the Building and the Project.

NOW, THEREFORE, Landlord and Tenant hereby agree as follows:

1.	Recitals. The foregoing recitals are hereby incorporated into this First Amendment.
2.	Definitions. The definitions of “Rentable Area of Building,” “Rentable Area of Project,” “Tenant’s Share of Operating Expenses of Building,” and “Building’s Share of Operating Expenses of Project” set forth in the Basic Lease Provisions on page 1 of the Lease are hereby deleted in their entirety and replaced with the following:

“Rentable Area of Building:258,337 sq. ft.”

“Rentable Area of Project:1,350,434 sq. ft.”

“Tenant’s Share of Operating Expenses of Building:  5.29%”

“Building’s Share of Operating Expenses of Project:  19.13%”

3.	Miscellaneous.
a.This First Amendment may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.  Electronic signatures shall be deemed original signatures for purposes of this First Amendment and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.
b.Except as modified by this First Amendment, all other terms and conditions of the Lease shall remain in full force and effect.  In the event of a conflict between the terms of this First Amendment and the terms of the Lease, the terms of this First Amendment shall control.

[Signatures are on the next page.]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the First Amendment Effective Date.

TENANT:

RIGEL PHARMACEUTICALS, INC.,
a Delaware corporation

By: /s/ Jamie Plato

Name: Jamie Plato

Its: Associate General Counsel

□ I hereby certify that the signature, name,
and title above are my signature, name and title

LANDLORD:

611 GATEWAY CENTER LP,

a Delaware limited partnership

By:Gateway Center GP LLC,

a Delaware limited liability company,

general partner

By:Gateway Portfolio Member LLC,

a Delaware limited liability company,

managing member

By:Gateway Portfolio Holdings LLC,

a Delaware limited liability company,

managing member

By:ARE-San Francisco No. 83, LLC,

a Delaware limited liability company,

managing member

By:Alexandria Real Estate Equities, L.P.,

a Delaware limited partnership,

managing member

By:ARE-QRS Corp.,

a Maryland corporation,

general partner

By: /s/ Kristen Childs

Name: Kristen Childs

Its: Senior Vice President

Real Estate Legal Affairs